Exhibit 99.1

Electronic Voting Instructions
Available 24 hours a day, 7 days a week!
Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.
VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.
Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Central Time, on March 26, 2015

Vote by Internet
• Go to www.envisionreports.com/HAL
• Or scan the QR code with your smartphone
• Follow the steps outlined on the secure website

Vote by telephone
• Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒	• Follow the instructions provided by the recorded message

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2.

		For	Against	Abstain	+

1.	Proposal approving the issuance of shares of Halliburton common stock as contemplated by the Agreement and Plan of Merger (as it may be amended from time to time), dated as of November 16, 2014, among Halliburton Company, Red Tiger LLC and Baker Hughes Incorporated.	☐	☐	☐

2.	Proposal adjourning the special meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the special meeting to approve the issuance of shares described in the foregoing proposal.	☐	☐	☐

3.	IN THEIR DISCRETION, UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

B	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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Important notice regarding the Internet Availability of Proxy Materials for the Special Meeting of Stockholders.

The Joint Proxy Statement/Prospectus is available at: www.edocumentview.com/HAL

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

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Proxy — Halliburton Company

PROXY FOR 2015 SPECIAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints D. J. Lesar and R. L. Voyles, and either of them, proxies or proxy with full power of substitution and revocation as to each of them, to represent the undersigned and to act and vote, with all powers which the undersigned would possess if personally present, at the Special Meeting of Stockholders of Halliburton Company to be held at 3000 N. Sam Houston Parkway East, Life Center - Auditorium, Houston, Texas 77032, on Friday, March 27, 2015, on the matters described herein and in their discretion on any other matters which may come before the meeting or any adjournments and postponements thereof. Receipt of the Notice of Special Meeting of Shareholders and the Joint Proxy Statement/Prospectus, dated February [    ], 2015, is acknowledged.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. In the absence of such direction, the proxy will be voted FOR Proposals 1 and 2.

(To be marked, dated and signed on the other side)

C	Non-Voting Items

Change of Address — Please print your new address below.	Comments — Please print your comments below.	Meeting Attendance
		Mark the box to the right if you plan to attend the Special Meeting.	☐

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